UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

CEB Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34849	52-2056410
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1919 North Lynn Street, Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 303-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 9, 2015, the Board of Directors of CEB Inc. (the “Company”) appointed J. Barron Anschutz as its Chief Accounting Officer effective July 1, 2015.

Mr. Anschutz, 46, has served as the Controller of the Company since he joined the Company in July 2006. In addition, Mr. Anschutz currently serves as the Treasurer and Assistant Secretary, positions he has held since September 2008 and November 2008, respectively. Before joining the Company, Mr. Anschutz was Senior Vice President and Chief Accounting Officer of Sunrise Senior Living, Inc. from November 2004 to April 2006 and a senior manager at Ernst & Young LLP in the Assurance Services group from 1991 to 2004. Mr. Anschutz holds a bachelor of science in accounting from the University of Maryland.

Mr. Anschutz was not selected as an officer pursuant to any arrangement or understanding between him and any other person. Mr. Anschutz has no family relationships with any of the Company’s directors or executive officers. There are no related person transactions between the Company and Mr. Anschutz required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2015	CEB Inc.
(Registrant)

	By:	/s/ Richard S. Lindahl
Richard S. Lindahl
Chief Financial Officer